UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
December 10, 2015

Blue Dolphin Energy Company

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-15905 (Commission File Number)	73-1268729 (IRS Employer Identification No.)

801 Travis Street, Suite 2100
Houston, TX 77002
(Address of principal executive office and zip code)

(713) 568-4725
(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[    ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

LRM Term Loan

On December 4, 2015, Lazarus Refining & Marketing, LLC, a Delaware corporation (“LRM”) and wholly owned subsidiary of Blue Dolphin Energy Company (“Blue Dolphin”), entered into a Loan Agreement with Sovereign Bank, a Texas state bank (“Sovereign”), as administrative agent and lender pursuant to which Sovereign agreed to make a term loan to LRM in the principal amount of $10.0 million (the “LRM Term Loan”).  The LRM Term Loan is guaranteed under the Business & Industry Guaranteed Loan Program administered by the United States Department of Agriculture Rural Development.  The LRM Term Loan, which requires a monthly payment of principal and interest of $74,110.95, has a 19 year term and accrues interest at a rate based on the Wall Street Journal Prime Rate plus 2.75%.  Proceeds of the LRM Term Loan will primarily be used to construct additional new petroleum product storage tanks at Blue Dolphin’s crude oil and condensate processing facility located in Nixon, Texas (the “Nixon Facility”), as well as to refinance a $3.0 million bridge loan.  Pursuant to a construction rider in the LRM Term Loan, proceeds will be placed in an escrow account whereby Sovereign will make advances for construction related expenses.

The LRM Term Loan is secured by: (i) a second priority lien on the rights of Lazarus Energy, LLC (“LE”) in the Nixon Facility and the other collateral of LE pursuant to a Security Agreement to the LRM Term Loan; (ii) a first priority lien on the real property interests of LRM; (iii) a first priority lien on all of LRM’s fixtures, furniture, machinery and equipment; (iv) a first priority lien on all of LRM’s contractual rights, general intangibles and instruments, except with respect to LRM’s rights in its leases of Tanks 62, 63, and 80, with respect to which Sovereign will have a second priority lien in such leases subordinate to a prior lien granted by LRM to Sovereign to secure obligations of LRM under a loan made on May 2, 2014 in the original principal sum of $2.0 million; and (v) all other collateral as described in the security documents.  The LRM Term Loan contains representations and warranties, affirmative, restrictive, and financial covenants, as well as events of default which are customary for term loans of this type.  Repayment of funds borrowed and interest accrued under the LRM Term Loan is guaranteed by Blue Dolphin, LE, Jonathan P. Carroll (“Carroll”), and Lazarus Energy Holdings, LLC (“LEH”), which owns approximately 81% of Blue Dolphin’s common stock.  Carroll is also the majority owner of LEH.

The above summary of the LRM Term Loan does not purport to be complete and is qualified in its entirety by reference to the full text of the respective loan documents, which are provided as exhibits to this Current Report Form 8-K and which are incorporated by reference into this Item 1.01.

Guaranty Fee Agreements

On December 4, 2015, Carroll entered into a Guaranty Fee Agreement with LRM (the “LRM Guaranty Fee Agreement”) dated December 4, 2015, in consideration for Carroll’s execution and delivery of a guaranty as security for and as a condition of the obligations of LRM under the LE Term Loan.  Pursuant to the LRM Guaranty Fee Agreement, LRM shall pay Carroll, as a guarantor, a guaranty fee equal to 2.00% per annum, paid monthly, of the outstanding principal balance owed under the LRM Term Loan.  Amounts payable to Carroll as the guaranty fee shall be paid at the end of each calendar month.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.

10.1
Loan Agreement among Sovereign Bank, Lazarus Refining & Marketing, LLC, Jonathan Pitts Carroll, Sr., Blue Dolphin Energy Company, Lazarus Energy, LLC, and Lazarus Energy Holdings dated December 4, 2015.

10.2	Promissory Note between Lazarus Refining & Marketing, LLC and Sovereign Bank for the principal sum of $10,000,000 dated December 4, 2015.
10.3	Security Agreement of Lazarus Refining & Marketing, LLC in favor of Sovereign Bank dated December 4, 2015.
10.4	Deed of Trust, Mortgage, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing for Lazarus Refining & Marketing, LLC dated December 4, 2015.
10.5	Construction Rider to Loan Agreement dated December 4, 2015.
10.6	Absolute Assignment of Leases and Rents dated December 4, 2015.
10.7	Indemnification Agreement dated December 4, 2015.
10.8	Pledge Agreement by Lazarus Energy Holdings, LLC in favor of Sovereign Bank dated December 4, 2015.
10.9	Collateral Assignment of Key Agreements dated December 4, 2015.
10.10	First Amendment to Lazarus Energy, LLC Loan Agreement and Loan Documents dated December 4, 2015.
10.11	First Amendment to Lazarus Energy, LLC Deed of Trust, Mortgage, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing dated December 4, 2015.
10.12	Guaranty Fee Agreement between Jonathan P. Carroll and Lazarus Refining & Marketing, LLC dated December 4, 2015.
99.1	Blue Dolphin Energy Company Press Release Issued December 10, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 10, 2015

Blue Dolphin Energy Company

/s/ JONATHAN P. CARROLL
Jonathan P. Carroll Chief Executive Officer, President, Assistant Treasurer and Secretary (Principal Executive Officer)